EXHIBIT 10.8

MILLENNIUM BLOCKCHAIN INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of July 31, 2018 (the “Execution Date”), by and between Millennium Blockchain Inc., a Nevada corporation (the “Company”), and Robot Cache, S.L., a Spanish sociedad limitada (the “Investor”).

RECITALS

WHEREAS, pursuant to terms and subject to the conditions set forth in this Agreement, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as well as warrants to purchase Common Stock;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

Purchase and Sale of Shares

1.1 Sale of Shares. Subject to the terms and conditions hereof, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Closing (as defined below), (i) six million (6,000,000) shares (the “Shares”) of Common Stock, and (ii) non-cashless warrants to purchase three million (3,000,000) additional shares of Common Stock on the terms set forth in the Common Stock Purchase Warrants attached hereto as Exhibit C, all in consideration for the right to receive ten million five hundred thirty six thousand three hundred fifteen (10,536,315) cryptographic tokens, known as “IRON,” of the Investor (the “Tokens”).

1.2 Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures (the “Closing”) on the first business day following the satisfaction or waiver of the conditions set forth in Section 4 and Section 5 (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of those conditions) or at such other date, time and place as the Company and the Investor may agree in writing (the “Closing Date”). At the Closing, the Company will deliver or cause to be delivered to the Investor a copy of the irrevocable instructions to the Company’s transfer agent instructing such transfer agent to issue the Shares into book-entry form to the Investor and, concurrently, the Investor and the Company shall enter into the Simple Agreement for Future Token, attached hereto as Exhibit A (the “SAFT”), which shall grant the Company the right to receive the Tokens on the terms and subject to the conditions set forth in the SAFT.

SECTION 2

Representations and Warranties of the Company

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants the following as of the Execution Date:

2.1 Organization and Good Standing and Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the State of Nevada and has all requisite power and authority to own, lease, operate and occupy its properties and to carry on its business as now being conducted. Except as set forth on the Schedule of Exceptions, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any event or condition that would reasonably be likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Company and its consolidated subsidiaries, taken as a whole, or adversely affect in any material respect the ability of the Company to perform its obligations, or Investor’s rights, under this Agreement.

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2.2 Authorization. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and thereby and the issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or its shareholders is required; and (iii) this Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, securities, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or indemnification or by other equitable principles of general application.

2.3 Valid Issuance of Shares. The issuance of the Shares has been duly authorized by all requisite corporate action. When the Shares are issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, the Shares will be duly and validly issued and outstanding, fully paid, and nonassessable, and will be free of all liens and restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and the Investor shall be entitled to all rights accorded to a holder of shares of Common Stock. The Company has reserved a sufficient number of shares of Common Stock for issuance to the Investor in accordance with the Company’s obligations under this Agreement.

2.4 No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Articles of Incorporation of the Company, (ii) contravene or conflict with or violate any federal, state, local or foreign statute, rule, regulation, judgment, order, writ or decree binding upon or applicable to the Company, (iii) contravene or conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract or other material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation binding upon or applicable to the Company, or (iv) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or other commitment to which the Company is a party or by which the Company is bound, in the case of each of clauses (iii) and (iv), which would have a Material Adverse Effect.

2.5 Consents. Except for the consents that have been obtained on or prior to the Closing or filings required to be made by the Company with federal or state securities commissions or the OTC Markets Group Inc. (“OTC Market”), no consent, approval, license, order, authorization, registration, declaration or filing with or of any governmental entity or other person is required to be done or obtained by the Company in connection with (i) the execution and delivery by the Company of this Agreement, (ii) the performance by the Company of its obligations under this Agreement, (iii) the consummation by the Company of any of the transactions contemplated by this Agreement, including the issuance and sale of the Shares in accordance with the terms hereof.

2.6 Compliance. The Company is not, and the execution and delivery of this Agreement and the consummation of the transactions contemplated herewith will not cause the Company to be (i) in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, or commitment, (ii) in violation of any provision of any judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound, or (iii) in violation of any federal, state or, to its knowledge, local statute, rule or governmental regulation, in the case of each of clauses (i), (ii) and (iii), which would have a Material Adverse Effect.

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2.7 Capitalization. Immediately prior to the Execution Date, a total of 124,035,891 shares of Common Stock are issued and outstanding, 10,000,000 shares of Preferred Stock are authorized, of which 3,000,000 shares are designated Series A Preferred Stock, with 2,060,000 shares of Series A Preferred Stock issued and outstanding, and 165,000 shares of which are designated Series B Preferred Stock, all of which are issued and outstanding. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and have been issued in compliance with all federal and state securities laws, in each case except as would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the OTC Documents (as defined below), there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof. There are no shareholder agreements, voting agreements or other similar agreements with respect to the voting of the Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

2.8 OTC Documents, Financial Statements. The Common Stock is currently listed or traded on the OTC Market, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the OTC Market pursuant to the reporting requirements for listing as a OTC company (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “OTC Documents”). The Company is not in violation of the listing requirements of the OTC Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of its Common Stock from the OTC Market in the foreseeable future. As of its date, each OTC Document filed complied in all material respects with the requirements of the OTC Market and the rules and regulations of the OTC Market promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, no such OTC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the OTC Documents filed with the OTC Market, compiled as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the OTC Market or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.9 Internal Controls and Procedures. The Company maintains adequate disclosure controls and procedures. Such disclosure controls and procedures are effective as of the latest date of management’s evaluation of such disclosure controls and procedures to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes to the OTC Market is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the OTC Market. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP.

2.10 Material Adverse Change. Except as disclosed in the OTC Documents, since January 31, 2018, no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect.

2.11 No Undisclosed Liabilities. To the Company’s knowledge, the Company and its consolidated subsidiaries, taken as a whole, do not have any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company and its consolidated subsidiaries (including the notes thereto) in conformity with GAAP and are not disclosed in the OTC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses since January 31, 2018.

2.12 No Undisclosed Events or Circumstances. Except for the transactions contemplated by this Agreement, event or circumstance has occurred or exists with respect to the Company, its subsidiaries, or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, would have a Material Adverse Effect.

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2.13 Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. Except as set forth in the OTC Documents, there is no material action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary, or any of their respective properties or assets. Except as set forth in the OTC Documents, no material judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency.

2.14 Compliance with Law. The businesses of the Company and its subsidiaries have been and are presently being conducted in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances. The Company and each of its subsidiaries have all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.15 Exemption from Registration, Valid Issuance. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the issuance and sale of the Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may be issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The sale and issuance of the Shares pursuant to, and the Company’s performance of its obligations under, this Agreement will not (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (ii) entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the Shares or other securities of the Company.

2.16 Transfer Taxes. All stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

2.17 Investment Company. The Company is not, and after giving effect to the offering and sale of the Shares will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.18 Brokers. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement.

SECTION 3

Representations and Warranties of the Investor

The Investor hereby represents and warrants the following as of the Execution Date:

3.1 Experience. The Investor is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s perspective investment in the Company, and has the ability to bear the economic risks of the investment.

3.2 Investment. The Investor is acquiring the Shares for investment for the Investor’s own account and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares have not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.

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3.3 Rule 144. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, the Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3, subject to Section 6.3, and will transfer the Shares on the books of the Company only to the extent not inconsistent herewith and therewith.

3.4 Access to Information. The Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The Investor has had a full opportunity to ask questions of and receive answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of an investment in the Shares. The Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement.

3.5 Authorization. This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

3.6 Investor Status. The Investor acknowledges that it is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act, and the Investor shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

3.8 No Conflicts. The execution, delivery and performance by the Investor of this Agreement do not and will not (i) contravene or conflict with the organizational documents of the Investor, (ii) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to the Investor or (iii) contravene or conflict with or constitute a default under any material contract or other material agreement, judgment, order, writ, injunction, citation, award or decree binding upon or applicable to the Investor.

3.9 Consent. No consent, approval, license, order, authorization, registration, declaration or filing with or of any governmental entity or other person is required to be done or obtained by the Investor in connection with (i) the execution and delivery by the Investor of this Agreement, (ii) the performance by the Investor of its obligations under this Agreement or (iii) the consummation by the Investor of any of the transactions contemplated by this Agreement.

SECTION 4

Conditions to Investor’s Obligations at Closing

The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in writing by the Investor (except to the extent not permitted by law):

4.1 No Injunction, etc. No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement. No action or claim shall be pending before any court or quasi- judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would be reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have the effect of making illegal the purchase of, or payment for, any of the Shares by the Investor.

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4.2 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall have been true and correct in all material respects (except for such representations and warranties that are qualified by “materiality” or “Material Adverse Effect” which shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

4.3 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.5 Securities Laws. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

4.6 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

SECTION 5

Conditions to the Company’s Obligations at Closing

The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality which shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Securities Law Compliance. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

5.3 Authorization. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

SECTION 6

Resales; Covenants

6.1 Participation Right.

(a) The Investor hereby grants the Company the right of first refusal to purchase up to the Company Investment Share (as defined below) of equity securities (the “Equity Securities”) issued in the Investor’s next round of Equity Financing (as defined below). However, the Company will have no right to purchase any Equity Securities if the Company cannot demonstrate to the Investor’s reasonable satisfaction that the Company is at the time of the proposed issuance of the Equity Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act.

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(b) If the Investor proposes to undertake an issuance of Equity Securities, it shall give notice to the Company of its intention to issue Equity Securities (the “Notice”), describing the type of Equity Securities and the price and the general terms upon which the Company proposes to issue the Equity Securities. The Company will have ten (10) days from the date of the Notice to agree in writing to purchase the Company’s share of such Equity Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased (not to exceed the Company Investment Share, unless agree to in writing by the Investor).

(c) In connection with any issuance of Equity Securities by the Investor to the Company pursuant to this Section 6.1, the Company will execute and deliver to the Investor all transaction documents related to the Equity Financing; provided, that these documents are the same or similar to the documents to be entered into with other purchasers of Equity Securities.

(c) “Equity Financing” means a bona fide transaction or series of transactions pursuant in which the Investor issues and sells capital stock with the principal purpose of raising capital (other than in connection with a sale of tokens or a right to receive tokens).

(d) “Company Investment Share” means Equity Securities representing three percent (3.00%) of the Investor’s total outstanding shares of capital stock immediately following the Equity Financing.

6.2 Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the Securities and Exchange Commission (the “Commission”) that may permit the sale of the Shares to the public without registration and, in each case, for so long as the Investor holds Shares that are not freely transferable without restriction under the Securities Act (including the current public information requirement under Rule 144), the Company agrees to use commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;

(b) File with the OTC Market in a timely manner all reports and other documents required of the Company by the OTC Market; and

(c) Furnish the Investor forthwith upon request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Investor of any rule or regulation of the Commission permitting the sale of any such securities without registration.

6.3 Restrictive Legend. The Investor agrees to the imprinting on any stock certificates, so long as is required by this Section 6, of a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.”

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The legend set forth in this Section 6.3 and the related notation in the Company’s register of shareholders shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the Shares, if (i) the Shares are registered for resale under the Securities Act, (ii) the Shares are sold or transferred in compliance with to Rule 144 and the Company has received such customary certifications and other information as it shall have reasonably requested to demonstrate compliance of such transfer or sale with Rule 144, or (iii) the Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144. Following Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144, the Company shall (at the Company’s expense), upon the written request of Investor, cause its counsel to issue to the Company’s transfer agent a legal opinion authorizing the issuance of a certificate representing the Shares without any restrictive or other legends, if requested by such transfer agent.

6.4 Listing. Promptly following the date hereof, the Company shall prepare and submit to the OTC Market a listing application covering the Shares, together with all other documents required by the OTC Market to be submitted in support thereof.

6.5 Further Assurances. Each of the Investor and the Company shall execute such further documents and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

SECTION 7

Indemnification

7.1 Each party (an “Indemnifying Party”) hereby indemnifies and holds harmless the other party, such other party’s respective officers, directors, employees, consultants, representatives and advisers, and any and all Affiliates of the foregoing (each of the foregoing, an “Indemnified Party”) from and against all losses, liabilities, costs, damages and expense (including reasonable legal fees and expenses) (collectively, “Losses”) suffered or incurred by any such Indemnified Party to the extent arising from, connected with or related to (a) breach of any representation or warranty of such Indemnifying Party in this Agreement; and (b) breach of any covenant or undertaking of any Indemnifying Party in this Agreement. If an event or omission (including, without limitation, any claim asserted or action or proceeding commenced by a third party) occurs which an Indemnified Party asserts to be an indemnifiable event pursuant to this Section 7, the Indemnified Party will provide written notice to the Indemnifying Party, setting forth the nature of the claim and the basis for indemnification under this Agreement. The Indemnified Party will give such written notice to the Indemnifying Party immediately after it becomes aware of the existence of any such event or occurrence. Such notice will be a condition precedent to any obligation of the Indemnifying Party to act under this Agreement but will not relieve it of its obligations under the indemnity except to the extent that the failure to provide prompt notice as provided in this Agreement prejudices the Indemnifying Party with respect to the transactions contemplated by this Agreement and to the defense of the liability. In case any such action is brought by a third party against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it wishes, to assume the defense and settlement thereof with counsel reasonably selected by it and, after notice from the Indemnifying Party to the Indemnified Party of such election so to assume the defense and settlement thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, provided, however, that an Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party if (i) the employment thereof has been specifically authorized in writing by the Indemnifying Party; or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between such parties (which such judgment shall be made by the Indemnified Party in good faith after consultation with counsel). The Indemnified Party agrees to cooperate fully with (and to provide all relevant documents and records and make all relevant personnel available to) the Indemnifying Party and its counsel, as reasonably requested, in the defense of any such asserted claim at no additional cost to the Indemnifying Party. No Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to any such asserted claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld or delayed, (A) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or (B) if, as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could materially and adversely affect the business, operations or assets of the Indemnified Party. No Indemnified Party will consent to the entry of any judgment or enter into any settlement with respect to any such asserted claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld or delayed. If an Indemnifying Party makes a payment with respect to any claim under the representations or warranties set forth herein and the Indemnified Party subsequently receives from a third party or under the terms of any insurance policy a sum in respect of the same claim, the receiving party will repay to the other party such amount that is equal to the sum subsequently received.

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7.2 Limitations on Liability. No party hereto shall be liable for any punitive or special damages under this Section 7 (and no claim for indemnification hereunder shall be asserted) as a result of any breach or violation of any covenant or agreement of such party (including under this Section 7) in or pursuant to this Agreement.

7.3 Exclusive Remedy. The rights of the parties hereto pursuant to (and subject to the conditions of) this Section 7 shall be the sole and exclusive remedy of the parties hereto and their respective Affiliates with respect to any Losses (whether based in contract, tort or otherwise) resulting from or relating to any breach of the representations, warranties covenants and agreements made under this Agreement or any certificate, document or instrument delivered hereunder, and each party hereto hereby waives, to the fullest extent permitted under applicable law, and agrees not to assert after Closing, any other claim or action in respect of any such breach. Notwithstanding the foregoing, claims for common law fraud shall not be waived or limited in any way by this Section 7.

7.4 Affiliates. For all purposes of this Agreement, the term “Affiliate” means, with respect to a specified entity, an entity that directly or indirectly through one or more intermediaries, is controlled by the entity, in each case where the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract interest or otherwise.

SECTION 8

Miscellaneous

8.1 Governing Law. This Agreement shall be governed in all respects by the laws of California as applied to agreements entered into and performed entirely in the State of California by residents thereof.

8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the Closing until the expiration of the applicable statute of limitations.

8.3 Successors, Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other; except that either party may assign this Agreement to an Affiliate of such party or to any third party that acquires all or substantially all of such party’s business, whether by merger, sale of assets or otherwise.

8.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by electronic mail or mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed if to the Investor, at the following address:

Robot Cache, S.L.

Calle El Pilar No. 5

Edificio Peceno Local 9

38002 Santa Cruz se Tenerife, Spain

Attention: Lee Jacobson, CEO

E-mail: lee@robotcache.com

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if to the Company, at the following address:

Millennium Blockchain Inc.

11700 W. Charleston Blvd., Suite 73

Las Vegas, Nevada 89135

Attention: Brandon Romanek, CEO

E-mail: brandon@mblockchain.io

or at such other address as one party shall have furnished to the other party in writing. All notices and communications under this Agreement shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when received by a recipient, if sent by email, or (iii) one business day following sending within the United States by overnight delivery via commercial one-day overnight courier service.

8.5 Expenses. Each of the Company and the Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

8.6 Finder’s Fees. Each of the Company and the Investor shall indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee, placement fee or underwriter’s discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of its respective partners, employees, or representatives, as the case may be, is responsible.

8.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

8.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

8.9 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

8.10 Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first set forth above.

COMPANY MILLENNIUM BLOCKCHAIN INC.

By:
Name:	Brandon Romanek
Title:	Chief Executive Officer

INVESTOR ROBOT CACHE, S.L.

By:
Name:	Lee Jacobson
Title:	Chief Executive Officer

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EXHIBIT A

SAFT

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EXHIBIT B

SCHEDULE OF EXCEPTIONS

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EXHIBIT C

COMMON STOCK PURCHASE WARRANTS

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